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                                                                   EXHIBIT 10(L)

             [LETTER HEAD OF ICI FUNDING CORPORATION APPEARS HERE]

                                                         Commitment No. MACP0105
                                                            Seller No. 000230013


October 21, 1997


Mr. Russ Kidder
Managing Director
EMB MORTGAGE CORPORATION
575 Anton Blvd., Suite 200
Costa Mesa, CA 92626


RE:  MASTER COMMITMENT TO PURCHASE MORTGAGE  LOANS UNDER
     CONFORMPLUS(TM) PROGRAM

Dear Mr. Kidder:

ICI FUNDING CORPORATION, an indirect subsidiary of IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., hereinafter referred to as "Buyer," hereby commits to purchase/fund from EMB MORTGAGE CORPORATION, hereinafter referred to as "Seller," first and second trust deed mortgage loans ("Mortgage Loans") pursuant to the terms and conditions set forth herein. By executing this master commitment (the "Commitment"), Buyer hereby agrees to purchase, and Seller hereby agrees to sell those certain Mortgage Loans, subject to the terms and conditions hereof.

     1.   AMOUNT OF COMMITMENT: The amount of the commitment is $ 25,000,000
          --------------------

     2.   TERM OF COMMITMENT: The term of this Commitment is nine (9) months.
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          The Commitment expiration date will be June 30, 1998, or upon the fulfillment of the amount of the Commitment whichever occurs first. All Mortgage Loans must be committed and delivered to Buyer in purchasable form prior to the expiration of this Commitment, in order for Buyer to purchase under the terms of this Commitment.

     3.   LOAN PROGRAM: All Mortgage Loans purchased under this Commitment shall
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          conform to the requirements and the underwriting guidelines of the
          ConformPlus(TM) program (the "Program"), as set forth in ICI Funding Corporations' Sellers Guide, dated August, 1997, as modified per this Commitment (the "Guide"). Seller acknowledges that it has received a copy of the Guide and is familiar with the requirements thereof including the Program. All Mortgage Loans sold to Buyer will conform to the requirements and underwriting guidelines of the Program. All fundings under this Commitment shall be governed by the terms hereof together with the Guide and the "Seller Agreement" attached hereto as Exhibit "A" all of which are collectively referred to herein as the "Purchase Documents."

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     4.   PURCHASE PRICE: The purchase price will be based on the posted rates
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          and prices, plus any pricing adjustments on Knight Ridder screen 7281 for the ConformPlus(TM) loans being locked in. IN ADDITION, THE SCREEN PRICE WILL BE INCREASED BY THREE-EIGHTHS OF ONE PERCENT (375%) AT TIME OF RATE LOCK NOT TO EXCEED THE POSTED MAXIMUM PRICE.

     5.   COMMITMENT FEE: An up front commitment fee of one-eighth of one
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          percent (.125%) will be waived by Buyer in exchange for 15,000 shares of Seller's non-restricted stock at a price of $2.00 (assuming the stock currently trades at $4.00).

     6.   ELIGIBLE PRODUCT TYPES: Mortgage loans conforming to the
          ---------------------
          ConformPlus(TM) Program. A copy of the Program guidelines is attached hereto as Exhibit "B."

     7.   UNDERWRITING GUIDELINES: All loan documentation and underwriting must
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          be in compliance with the Purchase Documents. Any exceptions to the
          Purchase Documents must be approved by Buyer prior to the delivery of the loan for purchase. Program parameters and pricing parameters are subject to change upon delivery of thirty (30) days prior written notice by Buyer to Seller.

     8.   DELEGATED UNDERWRITING: Seller will have delegated underwriting on
          ----------------------
          ConformPlus(TM) program up to 80%LTV subject to mandatory training prior to the implementation of delegated underwriting. Buyer will have the right to terminate all or any portion of the delegation given to the Seller providing Buyer notify Seller in writing stating a termination date of such delegation.

          SELLER MUST MEET THE FOLLOWING CRITERIA TO HAVE DELEGATED UNDERWRITING ON CONFORMPLUS(TM) PROGRAM UP TO 95%LTV:

          . MAINTAIN A MINIMUM CLASS II DELEGATION LEVEL
          . MAINTAIN DELINQUENCY RATIO ON LOANS SOLD TO ICIFC ON 60 DAY+
            DELINQUENCY AT 1% OR BELOW
          . MANDATORY 1 DAY TRAINING FOR SELLER'S UNDERWRITER(S)
          . MANDATORY ATTENDANCE AT ANNUAL TRAINING TO BE CONDUCTED BY ICIFC

          DELIVERY PERCENTAGE LIMITATIONS:
          -------------------------------

          The purchased Mortgage Loans will be subject to the following limitations:

          . 95%LTV DELIVERY LIMITATION: Not to exceed 10% of the aggregate amount of all Conformplus(TM) delivered;
          . CASH-OUT REFINANCES: Not to exceed 40% of the all aggregate amount of all ConformPlus(TM) delivered; Loans over 80%LTV with credit score less than 680 not to exceed 35% of total commitment.
          . NON-OWNER/SECOND HOME/2 UNITS: Not to exceed 20% of the all aggregate amount of all ConformPlus(TM) delivered;
          . REDUCE DOCS/LITE DOCUMENTATION: Not to exceed 40% of the all

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            aggregate amount of all ConformPlus(TM) delivered;
          . CONDOMINIUMS: Not to exceed 20% of the all aggregate amount of all ConformPlus(TM) delivered;

     10.  ADMINISTRATION FEE: $125.00 per loan.
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     11.  LOCK-IN PROCEDURES: Seller will reference this Commitment number and
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          specify the preferred pricing parameters at time of commitment, and follow the standard requirements of the Guide for best efforts lock-in. Bulk lock-ins are allowed for a minimum of $500,000 and are considered mandatory delivery, plus or minus two percent (2%).

     12.  SERVICING: Loans shall be sold in their entirety to Buyer, with
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          servicing rights of such loans released to Buyer upon purchase. All servicing rights of loans purchased according to this Commitment shall be included with this purchase and shall be considered transferred and owned by Buyer as of the date of funding of each loan purchase and Seller shall have no further rights or claims of any type as of the date of each loan purchase.

          All servicing activities, records, funds and including, but not limited to, any escrow and buydown balances, all funds held for the benefit of these loans, and insurance records shall be transferred to Buyer on the date of purchase. The cost for establishing new tax service contracts will be at Seller's expense.

     13.  PAIR-OFF: Once Mortgage Loans are locked in for block commitments, a
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          pair-off fee equal to any market movement, will be assessed on the difference, if any, between the commitment amount (minus delivery tolerance) and the actual amount delivered. Seller will remit payment to Buyer for the amount of the pair-off fee within ten (10) days from the expiration date of the block commitment.

     14.  SALES AND FUNDING: Seller's warehouse line will be swept by Buyer on
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          the last day of each month or at Seller's request. Funding will occur within seventy-two (72) hours of delivery, provided Seller delivers all required documents and fulfills all outstanding conditions under the Purchase Documents, including, without limitation, the delivery to Buyer of (a) a computer tape presenting Mortgage Loans completed with data fields audited and re-verified to each loan file, (b) the original promissory notes evidencing the Mortgage Loans to be purchased, duly endorsed in favor of Buyer, prior to the purchase date, and (c) copies of the assignment of deed of trust or mortgage (in addition to other documents outlined in the Guide).

     15.  INDEMNIFICATION: Without limiting any of Buyer's rights contained in
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          this Commitment, Seller shall indemnify, defend and hold Buyer, its successors and assigns, and its officers, agents, and employees harmless from and against all claims, legal or arbitration proceedings, loss, liability, damages, fees and costs (including, without limitation, actual credit reporting agency costs, and attorneys' fees and costs), which arise from or are related to, directly or indirectly, (a) the failure of any Mortgage Loan to comply with the underwriting criteria or any of the other requirements of the Purchase Documents, including, without limitation the Guide, or (b) Seller's breach of any warranty, representation, or

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          covenant contained in the Purchase Documents. This remedy is cumulative, and shall be in addition to all other rights and remedies afforded Buyer hereunder, under the Purchase Documents, at law or in equity.

     16.  MODIFICATION, AMENDMENT AND WAIVER: No modification or waiver of or
          ----------------------------------
          amendment to any of the terms of this Commitment shall be effective unless it is in writing signed by all parties hereto. No waiver of any default or breach by Seller shall be implied from any omission by Buyer or its assigns to take any action on account of such default if such default continues or is repeated. No written waiver shall affect any breach other than the breach specified in such waiver, and then only to the extent therein expressly stated. Any failure or delay by Buyer or its assigns in exercising any rights, power, or remedy hereunder shall not be deemed a waiver thereof.

     17.  ASSIGNMENT: This Commitment is only assignable by Buyer. This
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          Commitment is not intended to benefit any third party. Buyer may only assign this Commitment to a party who has the ability to perform all of Buyer's obligations under this Commitment.

     18.  APPLICABLE LAW/VENUE/ARBITRATION: The Commitment shall be governed by
          --------------------------------
          and construed under the laws of the State of California. Any controversy, claim or dispute among the parties arising out of this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Orange County, California and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction, including the Superior Court of California, County of Orange.

     19.  ENFORCEMENT: In the event of any action by Buyer or Seller to
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          enforce this Commitment, the prevailing party shall be entitled to receive, in addition to all other relief, the costs thereof including, without limitation, attorney's fees and court costs.

     20.  ENTIRE AGREEMENT: This Commitment and any agreement, document or
          ----------------
          instrument attached hereto or referenced herein integrates all of the terms and conditions mentioned herein or incidental hereto, and supersedes all oral negotiations and prior writings regarding the subject matter hereof.

     21.  FURTHER ACTS: Buyer and Seller mutually agree that each of them will
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          immediately upon demand by the other party, execute such documents or perform such acts as may reasonably be required by such party to perform their objectives under this agreement; and refusal to cooperate and execute such documents or perform such acts required by this agreement shall be considered a material breach hereof and shall suspend the performance of non-breaching party.

     22.  SURVIVAL: All representations and warranties within the Purchase
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          Documents shall survive the transfer of Mortgage Loans to and purchase by Buyer, its successors and assigns.

     23.  NOTICES: All notices, requests, demands or other communications that
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          are to be given under this contract shall be in writing, addressed to the appropriate parties and sent postage

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     prepaid to the address below:

               If to Buyer:   ICI Funding Corporation
                              20371 Irvine Ave., Bldg. A
                              Santa Ana Heights, CA 92707
                              ATTN: Mary Glass-Schannault

               If to Seller:  EMB MORTGAGE CORPORATION
                              575 Anton Blvd., Suite 200
                              Costa Mesa, CA 92626
                              ATTN:  Russ Kidder

     24.  SEVERABILITY: Whenever possible, each provision of this Commitment
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          shall be interpreted in such manner as to be valid and effective under applicable law, but if any such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Commitment.

     25.  HEADINGS: The headings used herein are used for convenience only, are
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          not part hereof and shall not be used in construing this Commitment.

     26.  COUNTERPARTS: This Commitment may be executed in any number of
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          counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     27.  FINANCIAL CONDITION: Prior to, or concurrent with the execution of
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          this Commitment, Seller agrees to submit a recent audited financial statement. Unless otherwise waived by Buyer, Seller must have and maintain a minimum audited net worth of at least $1,000,000 in order for Buyer to purchase Mortgage Loans under this Commitment.

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If the terms and conditions of the Commitment are acceptable to Seller, please execute the acceptance where indicated on this Commitment and return one copy of the signed agreement. A signed copy hereof signed by Seller must be received by Buyer or its authorized representative within five (5) business days of receipt by Seller, or this agreement will be considered null and void.

The individuals executing this Commitment by their signatures do hereby certify they are duly authorized to execute this document on behalf of the parties they represent.

     "BUYER"

     ICI FUNDING CORPORATION

     By: /s/ Mary Glass-Schannault
        ---------------------------------------
         Name: Mary Glass-Schannault
         Title: Senior Vice President

     By: /s/ James W. Dickinson
        ---------------------------------------
         Name: James W. Dickinson
         Title: Vice President


We hereby acknowledge and accept all of the terms and conditions of this Commitment for the sale of the Mortgage Loans described herein:

     "SELLER"

     EMB MORTGAGE CORPORATION

     By: /s/ Russ Kidder
        ---------------------------------------
         Name:  Russ Kidder
         Title: Managing Director

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                                  EXHIBIT "A"

                           FORM OF SELLER AGREEMENT

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                                  EXHIBIT "B"

                        COPY OF CONFORMPLUS(TM) PROGRAM